UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   June 9, 2005 (June 3, 2005)

                              GREEN MT. LABS., INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            NEVADA                     000-50542                82-0497807
----------------------------         ------------           ------------------
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)          Identification No.)

           19 East 200 South, Suite #1080, Salt Lake City, Utah 84111 (Address of principal executive offices)

Registrant's telephone number, including area code: (801) 322-3401

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                    FORM 8-K

Section 1 - Registrant's Business and Operations

Item 1.01     Entry into a Material Definitive Agreement

     On June 3, 2005, Green Mt. Labs., Inc. finalized an agreement to acquire Hydrogen Engine Center, Inc., an Iowa corporation ("HECI"). The acquisition will be facilitated by merging our newly created, wholly-owned subsidiary, Green Mt. Acquisitions, Inc., with and into HECI with HECI being the surviving entity. As a result of the transaction, HECI will become our wholly-owned subsidiary.

       Under the terms of the agreement, we will effect, prior to the closing of the agreement, a forward stock split of our issued and outstanding common stock on a 1.5 shares for 1 share basis. The forward stock split will increase our outstanding shares of common stock from 1,006,000 shares to approximately 1,509,000 shares. As consideration for the acquisition, current holders of HECI common stock will receive an aggregate of 12,222,290 shares of Green Mt. common stock, post-split. These shares will represent approximately 81% of our total outstanding shares (post-split) following the transaction. The agreement also provides for the issuance of an additional 1,358,100 shares of Green Mt. common stock to certain persons in consideration for services rendered and to be rendered in connection with the merger. We also intend to raise funds privately to finance the ongoing operations of HECI following the acquisition. As a result of the merger and issuance of the additional shares referenced above, shares held by current Green Mt. stockholders will represent approximately 10% of the total shares outstanding.

     On June 3, 2005, our board of directors approved the execution of the agreement with HECI and the forward stock split. The effective date of the stock split will be established by our board for a date prior to the effective date of the merger agreement with HECI. We presently anticipate the split to occur on or about July 31, 2005.

     We expect the acquisition of HECI to be finalized on or about August 1, 2005. Following the merger transaction, we will assume all of the operations, assets and liabilities of HECI. HECI is a development stage company primarily engaged in developing the hydrogen internal combustion engine. HECI management believes that hydrogen engines ultimately developed by HECI may be initially used for two major applications, (i) replacing existing internal combustion engines in airport ground support applications, and (ii) combined with electric generators for power generation systems. Some near-term applications for hydrogen engines include, but are not limited to, airport vehicles, forklifts, mining vehicles and buses, as well as green electric power generation. Long-term applications could include hybrid buses and boats, water generation and large-scale power generation through the parallel operation of electric generators.*

     We are presently preparing an information statement to be filed with the SEC and mailed to our stockholders that will describe in detail the terms of the acquisition and the business of HECI.

Section 9 - Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired

              Requisite financial statements and pro forma financial information will be filed by amendment to this Form 8-K within 71 days from the date hereof.

     (b) Pro Forma Financial Information

              See Item 9.01(a) above
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     (c) Exhibits

     Exhibit No.  Description

         2.1 Agreement and Plan of Merger with Hydrogen Engine Center, Inc. and Green Mt. Acquisitions, Inc.

Notes about Forward-looking Statements

     Statements contained in this Current Report which are not historical facts, including all statements regarding the consummation of the acquisition of assets, may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. Green Mt. Labs., Inc. cautions the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.









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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     GREEN MT. LABS., INC.



Date:  June 9, 2005                  By  /S/ GEOFF WILLIAMS
                                        ---------------------------
                                         Geoff Williams
                                         President and Chief Executive Officer



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